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                                                                    EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT



          THIS AGREEMENT dated the ___ day of June, 1994 between EMPIRE GAS CORPORATION, a Missouri corporation (the "Corporation"), and Paul S. Lindsey, Jr. (the "Employee").


                                   WITNESSETH:
          WHEREAS, the Corporation desires to employ the Employee as its President and Chief Executive Officer; and

          WHEREAS, the Employee desires to accept such employment upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

          1. EMPLOYMENT. The Corporation hereby employs the Employee, and the Employee hereby accepts employment by the Corporation, as the President and Chief Executive Officer of the Corporation upon the terms and conditions set forth herein.

          2. TERM. Except as provided below, the term of this Agreement shall commence on the "Effective Date" and end on the fifth anniversary of the Effective Date (the "Initial Term"). The Agreement shall be automatically extended for successive one-year periods, unless four (4) months prior to the end of the applicable term either party notifies the other in writing that it elects to terminate the Agreement. The Initial Term and any one-year term extensions thereafter are hereinafter referred to as the "Term of Employment." As used herein, "Effective Date" shall mean the date of the consummation of the transactions contemplated by the Stock Redemption Agreement between the Corporation and certain other parties dated as of _______________, 1994.

          3. DUTIES. The Employee shall be employed in an executive capacity as the President and Chief Executive Officer of the Corporation. The Employee shall perform such duties and services, consistent with his positions, as may be assigned to him from time to time by the Board of Directors of the Corporation. In furtherance of the foregoing, the Employee hereby agrees to perform the aforesaid duties and responsibilities and the other reasonable senior executive duties and responsibilities assigned to him from time to time. The office of the Corporation to which Employee shall be assigned shall be the Corporation's present office in Lebanon, Missouri.

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          The Corporation shall also recommend to the shareholders of the
Corporation that Employee be named as a Director of the Corporation during the Term of Employment.

          4.   TIME TO BE DEVOTED TO EMPLOYMENT.

          (a) Except for reasonable vacations and absences due to temporary illness, during the Term of Employment, the Employee shall devote substantially his full business time and energy to the business of the Corporation.

          (b) During the Term of Employment, the Employee shall not be engaged in any other business activity which, in the reasonable judgment of the Corporation, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

          5.   COMPENSATION; REIMBURSEMENT.

          (a) During the Term of Employment, the Corporation (or at the Corporation's option, any subsidiary or affiliate thereof) shall pay to the Employee an annual salary ("Base Salary") of Three Hundred Fifty Thousand Dollars ($350,000), payable in installments as is the policy of the Corporation with respect to employees of the Corporation at substantially the same employment level as the Employee, but in no event less frequently than once per month.

          (b) During the Term of Employment, the Employee shall be entitled to medical insurance coverage (the cost of which shall be paid by the Corporation) and to such other fringe benefits and perquisites as are made available from time to time to the employees of the Corporation at substantially the same employment level as the Employee, including, without limitation, paid vacation.

          (c) The Corporation shall reimburse Employee, in accordance with the practice from time to time for other officers of the Corporation, for all reasonable and necessary traveling expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Corporation in the performance of his duties hereunder upon presentation by the Employee to the Corporation of appropriate vouchers.

          6.   INVOLUNTARY TERMINATION.

          (a) If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of one hundred twenty (120) days (with at least sixty (60) of such days being



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consecutive) during any ten-month period, the Corporation may, at that time or within a reasonable time thereafter, at its option, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee and the Term of Employment under this Agreement immediately upon giving him notice to that effect (such termination, as well as a termination under Section 6(b) hereof, being hereinafter called an "Involuntary Termination"). Until the Corporation shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee shall be entitled to receive his compensation, notwithstanding any such physical or mental disability.

          (b) If the Employee dies during the Term of Employment, his employment hereunder and the Term of Employment shall be deemed to cease as of the date of his death.

          7. TERMINATION FOR CAUSE. The Corporation may, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee hereunder and the Term of Employment at any time during the Term of Employment for "cause" (such termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Section 7, "cause" shall mean (i) the Employee's willful misconduct with respect to the business affairs of the Corporation or any subsidiary or affiliate thereof, which action materially and adversely affects the business or affairs of the Corporation or any subsidiary or affiliate thereof, (ii) the Employee's failure in any material respect to observe and perform his obligations and duties hereunder and such failure shall not have been cured by the Employee within thirty (30) days of written notice thereof from the Corporation, or (iii) the commission by the Employee of an act involving embezzlement or fraud against the Corporation or commission or conviction of a felony.

          8. TERMINATION WITHOUT CAUSE. The Corporation may, with the approval of a majority of the Board of Directors of the Corporation, terminate the employment of the Employee hereunder and the Term of Employment at any time during the Term of Employment without "cause" upon thirty (30) days prior written notice (such termination being hereinafter called a "Termination Without Cause"). If the Corporation fails in any material respect to observe and perform its obligations and duties under this Agreement (including the Corporation's materially diminishing Employee's authority and responsibility without his consent) and such failure shall not be cured by the Corporation within thirty (30) days of written notice thereof from the Employee, the Employee may terminate the employment of the Employee and the Term of Employment under this Agreement immediately upon giving the Corporation notice to that effect



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(such termination being hereinafter also called a "Termination Without Cause").
Upon a Termination Without Cause, Employee shall be entitled to receive, in addition to the amounts payable pursuant to Section 10 upon a Termination Without Cause, severance pay in an amount equal to the Base Salary and continuation of medical insurance coverage for a period of 12 months from the date of the Termination Without Cause. The severance pay shall be paid in the same installments as salary is paid.

          9. VOLUNTARY TERMINATION. Any termination of the employment of the Employee hereunder otherwise than as a result of an Involuntary Termination, a Termination For Cause or a Termination Without Cause shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon the date of such termination.

          10.  EFFECT OF TERMINATION OF EMPLOYMENT.

          (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination, Involuntary Termination or a Termination For Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive:

               (i)  the unpaid portion of the Base Salary provided for in
          Section 5(a), computed on a PRO RATA basis to the date of termination;

               (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 5(c);

               (iii) payment of all accrued and unused vacation time; and

               (iv) any and all vested benefits under retirement plans or other qualified or non-qualified plans in which Employee is a participant at the time of termination, subject to applicable law and such plans.

          (b) Upon the termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Corporation under this Agreement except to receive a termination payment equal to that provided in Section 10(a) hereof, plus the amounts set forth in
Section 8.



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          11.  GENERAL PROVISIONS.

          (a) This Agreement and any or all terms hereof may not be changed, waived, discharged, or terminated orally, but only by way of an instrument in writing signed by the parties.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without reference to the conflicts of laws of the State of Missouri or any other jurisdiction.

          (c) If any portion of this Agreement shall be found to be invalid or contrary to public policy, the same may be modified or stricken by a court of competent jurisdiction, to the extent necessary to allow the court to enforce such provision in a manner which is as consistent with the original intent of the provision as possible. The striking or modification by the court of any provision shall not have the effect of invalidating the Agreement as a whole.

          (d) This Agreement constitutes the entire and exclusive agreement between Employee and Corporation pertaining to the subject matter thereof, and supersedes and replaces any and all earlier agreements.

          (e) The obligations of Sections 8, 10, 11, 12 and 13 shall survive termination of this Agreement.

          12.  PROTECTION OF INFORMATION.

          (a) Employee hereby covenants with Corporation that, throughout the Term of Employment, Employee will serve Corporation's best interests loyally and diligently. Throughout the course of employment by Corporation and thereafter, Employee will not disclose or provide to any person, firm, corporation or entity (except as appropriate in connection with his services to the Corporation) any information which belongs to the Corporation or which comes into the possession of the Corporation from a third party under an obligation of confidentiality, including, without limitation, information relating to business methods, procedures, suppliers or customer lists (collectively "Confidential Information"), which Confidential Information, comes into his possession or knowledge during the Term of Employment, and he will not use such Confidential Information for his own purpose or for the purpose of any person, firm, corporation or entity other than the Corporation.

          (b) The provisions of Section 12(a) shall not apply to the following Confidential Information:

               (i) Confidential Information which at the time of disclosure is already in the public domain;



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               (ii) Confidential Information which the Employee can demonstrate by written evidence was in his possession or known to him prior to the effective date of this Agreement which is not subject to an obligation of confidentiality to the Corporation;

               (iii) Confidential Information which subsequently becomes part of the public domain through no fault of the Employee;

               (iv) Confidential Information which becomes known to the Employee through a third party who is under no obligation of confidentiality to the Corporation; and

               (v) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

          13. NON-COMPETE. Employee agrees that during the Term of Employment and for six months after termination of the Term of Employment he shall not directly or indirectly be engaged in or assist others in engaging in any business or activity which competes with any business or activity of the Corporation, except as may be permitted under the Non-Competition Agreement between the Corporation and Employee.

          14. NOTICES. Notices and other communications hereunder shall be in writing and shall be delivered personally or sent by air courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

If to the Employee:                Paul S. Lindsey, Jr.
                                   1700 South Jefferson Street
                                   Lebanon, Missouri  65536

If to the Corporation:             Empire Gas Corporation
                                   1700 South Jefferson Street
                                   Lebanon, Missouri  65536

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the third business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

          15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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          16.  ASSIGNMENT.  This Agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, HOWEVER, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and the heirs and legal representatives of the Employee.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


          Corporation:             EMPIRE GAS CORPORATION

                                   By: __________________________

                                   Title: _______________________


          Employee:                ______________________________
                                   Paul S. Lindsey, Jr.



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